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                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY
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                               SECURITY AGREEMENT

                                      among

                          NRG NORTHEAST GENERATING LLC,

                           THE GUARANTORS PARTY HERETO

                                       and

                            THE CHASE MANHATTAN BANK

                               as Collateral Agent

                          Dated as of February 22, 2000

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                               TABLE OF CONTENTS

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                                                                                                  Page
Section 1.  Definitions............................................................................1

Section 2.  Representations and Warranties.........................................................3

Section 3.  Collateral.............................................................................4

Section 4.  Cash Proceeds of Collateral............................................................6
        4.01  Collateral Account...................................................................6
        4.02  Investment of Balance in Collateral Account..........................................6

Section 5.  Further Assurances; Remedies...........................................................7
        5.01  Delivery and Other Perfection........................................................7
        5.02  Other Financing Statements and Liens.................................................8
        5.03  Preservation of Rights...............................................................8
        5.04  Special Provisions Relating to Certain Collateral....................................8
        5.05  Events of Default, Etc...............................................................9
        5.06  Deficiency..........................................................................11
        5.07  Removals, Etc.......................................................................11
        5.08  Private Sale........................................................................11
        5.09  Application of Proceeds.............................................................11
        5.10  Attorney-in-Fact....................................................................12
        5.11  Perfection..........................................................................12
        5.12  Termination.........................................................................12
        5.13  Further Assurances..................................................................13

Section 6.  Miscellaneous.........................................................................13
        6.01  Notices.............................................................................13
        6.02  No Waiver...........................................................................14
        6.03  Amendments, Etc.....................................................................14
        6.04  Expenses............................................................................14
        6.05  Successors and Assigns..............................................................15
        6.06  Counterparts........................................................................15
        6.07  Governing Law.......................................................................15
        6.08  Captions............................................................................15
        6.09  Agents and Attorneys-in-Fact........................................................15
        6.10  Severability........................................................................15
        6.11  Additional Obligors.................................................................15


Annex 1      -     Pledged Membership Interests


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                               SECURITY AGREEMENT

       SECURITY AGREEMENT dated as of February 22, 2000, between NRG NORTHEAST GENERATING LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "GUARANTORS" on the signature pages hereto (individually, a "Guarantor" and, collectively, the "Guarantors" and, together with the Company, the "Obligors"); THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent under the Collateral Agency and Intercreditor Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                                   WITNESSETH

       WHEREAS, the Obligors and The Chase Manhattan Bank as trustee for the Holders (in such capacity, together with its successors in such capacity, the "Trustee") are parties to an Indenture dated February 22, 2000 (as amended, modified and supplemented and in effect from time to time, the "Indenture"), providing, subject to the terms and conditions thereof, for the creation of an issue of its bonds, debentures, notes or other evidence of indebtedness to be issued in one or more series from time to time (the "Bonds"), and

       WHEREAS, the Obligors and a syndicate of financial institutions (the "Working Capital Banks", including The Chase Manhattan Bank and Citibank, N.A. (the "Working Capital Agents"), are parties to a Working Capital Agreement dated February 22, 2000 (as amended, modified and supplemented and in effect from time to time, the "Working Capital Agreement"), providing, subject to the terms and conditions thereof, for the making of loans to the Company for working capital purposes; and

       WHEREAS, to induce the Trustee to enter into the Indenture, to induce the Initial Purchasers (as defined in the Indenture) to purchase the Initial Bonds offered thereunder and to induce the Working Capital Banks to enter into the Working Capital Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors have agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties agree as follows.

       SECTION 1. DEFINITIONS. Terms defined in the Indenture are used herein as defined therein. In addition, as used herein:

       "Assigned Agreements" has the meaning assigned to such term in Section 3.

       "Collateral" has the meaning assigned to such term in Section 3.

       "Collateral Account" has the meaning assigned to such term in Section
4.01

       "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated as of February 22, 2000 among the Company, the Guarantors,

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                                      -2-

the Collateral Agent, The Chase Manhattan Bank, as Trustee under the Indenture and the Working Capital Agents.

              "Equity Collateral" means, collectively, the Collateral described in clauses (a) through (c) of Section 3 and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

              "Holder" means, a Person in whose name a Bond is registered in the Security Register and any holder of Senior Secured Debt, inlcluding, without limitation, any lender named in the Working Capital Agreement.

              "Transition Power Sales Agreements" means, collectively, the agreement titled Transition Capacity Agreement between Arthur Kill LLC and Consolidated Edison Company of New York, Inc. dated June 25, 1999, the agreement titled Transition Capacity Agreement between Astoria Gas Turbine LLC and Consolidated Edison Company of New York, Inc. dated June 25, 1999, the agreement titled Transition Power Purchase Agreement Huntley 65 or 66 Secondary Call between Huntley Power LLC and Niagara Mohawk Power Corporation dated June 11, 1999, the agreement titled Transition Power Purchase Agreement - Huntley Power LLC - Call between Huntley Power LLC and Niagara Mohawk Power Corporation dated June 11, 1999, the agreement titled Transition Power Purchase Agreement between Oswego Harbor Power LLC and Niagara Mohawk Power Corporation dated April 1, 1999.

              "Pledged Interests" has the meaning assigned to such term in
               Section 3(a).

              "Records" has the meaning assigned to such term in Section 2.

              "Secured Obligations" means, collectively, (a) in the case of the Company, (i) the principal and interest on the Bonds and all other amounts (including, but not limited to, fees, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) from time to time owing to the Holders or the Trustee by the Company under the Indenture or the Bonds,
(ii) the principal and interest on the loans made by the Working Capital Banks to the Company and all other amounts (including, but not limited to, fees, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) from time to time owing to the Working Capital Banks by the Company under the Working Capital Agreement, and (iii) the principal and interest on any other Senior Secured Debt and all other amounts (including, but not limited to, fees, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) from time to time owing to other Senior Secured Debt holders or to any Senior Secured Debt Agents by the Company under any Senior Secured Debt Documents (b) in the case of the Guarantors, all obligations of the Guarantors under the Indenture and the Working Capital Agreement (including, without limitation, in respect of their Guarantees under Article 4 of the Indenture and Article III of the Working Capital Agreement) and all other guarantees of Senior Secured Debt, and (c) all obligations of the Obligors to the Collateral Agent hereunder.

              "Secured Parties" has the meaning set forth in the Collateral Agency and Intercreditor Agreement.

                        NRG Northeast Security Agreement

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                                      -3-

              "Senior Secured Debt" means all Permitted Indebtedness of the Issuer (including Bonds in addition to the Initial Bonds) ranking pari passu as to payment with the Bonds and which is secured by the Intercreditor Collateral (as defined in the Collateral Agency and Intercreditor Agreement).

              "Senior Secured Debt Agents" any trustees or agents under any other Senior Secured Debt Documents on behalf of the holders of the indebtedness or obligations evidenced by such Senior Secured Debt Documents (together with their respective successors and assigns) in such capacity.

              "Senior Secured Debt Documents" shall mean all agreements, documents and instruments evidencing and/or securing any Senior Secured Debt.

              "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

              SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Collateral Agent that:

              (a) Such Obligor is the sole beneficial owner of the Collateral (other than the Collateral Account) in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time, except for liens permitted under Sections 6.9 and 7.5 of the Indenture and Sections 6.09 and 7.05 of the Working Capital Agreement and except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest (i) constitute valid and enforceable perfected security interests in all of the Collateral in favor of the Collateral Agent as collateral security for such Obligor's Secured Obligations to the extent that a security interest may be perfected by filing and/or the other actions specified herein, and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens (as defined in the Indenture and the Working Capital Agreement) which have priority by operation of law.

              (b) The Pledged Interests evidenced by the certificates identified under the name of such Obligor in Annex 1 are, and all other Pledged Interests in which such Obligor shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Interests is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective issuers of such Pledged Interests, upon the transfer of such Pledged Interests (except for any such restriction contained herein or in the Indenture).

              (c) The Pledged Interests evidenced by the certificates identified under the name of such Obligor in Annex 1 constitute all limited liability company membership or other ownership interests of any class or character of the Guarantors beneficially owned by such Obligor on the date hereof (whether or not registered in the name of such Obligor) and Annex 1 correctly identifies, as at the date hereof, the respective issuers of such Pledged Interests, the membership interests constituting such Pledged Interests and the

                        NRG Northeast Security Agreement

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                                      -4-

       respective amount of each membership interest (and registered owners thereof) represented by each such certificate.

              (d) The chief place of business and chief executive office of such Obligor and the office where such Obligor keeps its records concerning the Collateral (herein collectively called the "Records") and the original copies of the Assigned Agreements are located at the address specified for such Obligor pursuant to Section 6.01 of this Agreement.

              (e) A certified copy of each Assigned Agreement in effect on the Effective Date has been furnished to the Collateral Agent, including all schedules and exhibits thereto, and each such Assigned Agreement sets forth the entire agreement of the parties thereto relating to the subject matter thereof, and there are no other agreements or understandings, written or oral, relating to the matters covered thereby or the rights of such Obligor in respect thereof.

              SECTION 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby assigns, transfers, pledges and grants to the Collateral Agent, for the benefit of the Holders, a continuing first priority perfected security interest in, and a lien upon, all of such Obligor's right, title and interest in the following property, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

              (a) the limited liability company membership interests in the Guarantors identified in Annex 1 hereto and all other limited liability company membership or other ownership interests of whatever class or character of the Guarantors, now or hereafter owned by such Obligor, in each case together with the certificates (if any) evidencing the same (collectively, the "Pledged Interests");

              (b) all membership interests, securities, moneys or property representing a dividend on any of the Pledged Interests, or representing a distribution or return of capital upon or in respect of the Pledged Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests;

              (c) without affecting the obligations of such Guarantor under any provision prohibiting such action hereunder or under the Indenture, the Working Capital Agreement and any Senior Secured Debt Document, in the event of any consolidation or merger in which a Guarantor is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is such Guarantor itself) formed by or resulting from such consolidation or merger received by the Company in connection therewith;

                        NRG Northeast Security Agreement

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                                      -5-

              (d) the following agreements and documents:

                    (1) each Power Sales Agreement, each Power Marketing Agreement with a term that exceeds 30 days, each Operations and Maintenance Agreement and each Corporate Services Agreement to which such Obligor is a party;

                    (2) any future agreements similar to the Power Sales Agreements, Power Marketing Agreements, Operation and Maintenance Agreements, Corporate Services Agreements or entered into by an Obligor which, in the case of a Power Sales Agreement, has a term which exceeds 30 days; and

                    (3) each and every bond, indemnity, warranty, guaranty and any other agreement relating to the performance by any party (except such Obligor) of any of the foregoing;

as each such agreement, contract and document may be amended, supplemented, modified or replaced and in effect from time to time (said agreements, contracts and documents, as so amended, supplemented, modified or replaced and in effect from time to time, being, individually, an "Assigned Agreement", and, collectively, the "Assigned Agreements"), including, without limitation: (i) all rights of such Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Obligor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) all rights of such Obligor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder; provided, that any agreement which by its terms or by operation of applicable law is not assignable or would become void, voidable or terminable if mortaged pledged or assigned thereunder or if a security interest therin were granted hereunder, is expressly excepted and excluded from the Collateral to the extent necessary as to avoid such voidness, avoidability or terminability;

              (e) all rights of an Obligor in respect to each and every Intercompany Note;

              (f) the Collateral Account and all property credited thereto, including but not limited to, the balance from time to time in the Collateral Account (including all Permitted Investments and "securities entitlements" (as defined in Section 8-102(a)(17) of the Uniform Commercial Code) credited thereto) and all security entitlements with respect to any of the foregoing; and

              (g) all proceeds, rents, profits, income, benefits, substitutions and replacements of, and to any of the property of such Obligor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now

                        NRG Northeast Security Agreement

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       or hereafter held by any Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor.

              SECTION 4. CASH PROCEEDS OF COLLATERAL.

              4.01 Collateral Account. The Collateral Agent will cause to be established at a banking institution to be selected by the Collateral Agent a cash collateral account (the "Collateral Account"), which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code), in the name and under the sole dominion and control of the Collateral Agent (and, in the case of a securities account, in respect of which the Collateral Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited from time to time upon the occurrence and during the continuance of an Event of Default the cash proceeds of any of the Collateral required to be delivered to the Collateral Agent pursuant hereto and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Collateral Agent for the benefit of the Secured Parties as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Collateral Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the written order of the respective Obligor as such Obligor through the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at the written direction of the Required Creditors (as defined in the Collateral Agency and Intercreditor Agreement) apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder shall be received by it, such Obligor shall, upon the request of the Collateral Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor.

              4.02 Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested at the written request of the Company from time to time in such Permitted Investments as the respective Obligor through the Company (or, after the occurrence and during the continuance of an Event of Default, the Required Creditors) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent (and, if the Collateral Account is a securities account, credited to the Collateral Account); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at the written direction of the Required Creditors

                        NRG Northeast Security Agreement

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                                      -7-

at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09.

              The Collateral Agent shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Obligors or the Required Creditors. In no event shall the Collateral Agent be liable for the selection of investments or for investment losses incurred thereon. The Collateral Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Obligors to provide timely written investment direction.

              SECTION 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligors hereby jointly and severally agree:

              5.01 Delivery and Other Perfection. Each Obligor shall:

              (a) if any of the membership interests, securities, moneys or property required to be pledged by such Obligor under Section 3 are received by such Obligor and are required by the terms of this Security Agreement, the Indenture, the Working Capital Agreement or any other Senior Secured Debt Document to be delivered to the Collateral Agent, forthwith either (x) transfer and deliver to the Collateral Agent such membership interests or securities so received by such Obligor (together with the certificates for any such membership interests and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other reasonable action as the Collateral Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such membership interests, securities, moneys or property in
       Section 3 hereof;

              (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, upon the occurrence and during the continuation of an Event of Default, causing any or all of the Equity Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Equity Collateral pledged by such Obligor hereunder);

              (c) use their best efforts to obtain consent to the assignment of any future Assigned Agreement from all other Persons a party to such future Assigned Agreement to the extent such Assigned Agreement has a term of one year or more;

                        NRG Northeast Security Agreement

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                                      -8-

              (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner in order to reflect the security interests granted by this Agreement; and

              (e) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and, upon the occurrence and during the continuation of an Event of Default, permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may require.

              The Collateral Agent has no duty or responsibility to ensure or monitor the Obligors' compliance with the provisions of this Section 5.01 and it shall have no liability if the Company fails to comply with such provisions.

              5.02 Other Financing Statements and Liens. Except as otherwise permitted under Articles 6.9 and 7.5 of the Indenture and Sections 6.09 or and
7.05 of the Working Capital Agreement, no Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

              5.03 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

              5.04  Special Provisions Relating to Certain Collateral

              (a)  Equity Collateral.

                    (1) Except for sales or other transfers of ownership interests that are permitted under the Indenture and the Working Capital Agreement, the Obligors will cause the Equity Collateral to constitute at all times all ownership interests of any class or character of each Guarantor then outstanding.

                    (2) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the Indenture or any Transaction Document; provided that the Obligors jointly and severally agree that they will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the Indenture or any such other instrument or agreement unless so required by law; and the Collateral Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request in writing for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).

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                                      -9-

                    (3) Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any dividends on the Equity Collateral paid in cash or other property out of earned surplus.

                    (4) If an Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or any Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Indenture, the Working Capital Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Equity Collateral shall be paid directly to the Collateral Agent and retained by it in, or credited to, the Collateral Account as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents required to effect this clause (4); provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of any of the Obligors (except to the extent theretofore applied to the Secured Obligations), be immediately returned by the Collateral Agent to such Obligors.

              (b) Assigned Agreements.

                    (1) Each Obligor shall remain liable to perform its respective duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent or any Secured Party of any right, remedy, power or privilege in respect of this Agreement shall not release such Obligor from any of its duties and obligations under such contracts and agreements. Neither the Collateral Agent nor any Secured Party shall have any duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement or any other agreement, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the duties or obligations of such Obligor under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

                    (2) No Lien granted by this Agreement in such Obligor's right, title and interest in any contract or agreement shall be deemed to be a consent by the Collateral Agent or any Secured Party to any such contract or agreement.

                    (3) Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any income or payments on the Assigned Agreements or Intercompany Notes.

              5.05 Events of Default, Etc. During any period in which an Event of Default shall have occurred and be continuing:

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                                      -10-

              (a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in its request;

              (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

              (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

              (d) the Collateral Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (e) the Collateral Agent may, upon 10 Business Days prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

provided that the Collateral Agent shall not exercise any power of sale or other right thereunder to foreclose upon the Pledged Interest unless an Event of Default continues unremedied for 90 or more days.

                        NRG Northeast Security Agreement

              The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private or public sale or as a result or exercise of any other rights or remedies available to it.

              The proceeds of each collection, sale or other disposition under this Section 5.05 shall be applied in accordance with Section 5.09.

              The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Obligors thereof to register it for public sale.

              5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency to the extent the Obligors are obligated under this Agreement.

              5.07 Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, no Obligor shall (i) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place other than at the address indicated in or pursuant to Section 1.4 of the Indenture or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

              5.08 Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Section 4 or this Section 5, shall be applied by the Collateral Agent:

              First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent

                        NRG Northeast Security Agreement
       and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

              Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and

              Finally, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

              As used in this Section 5, "proceeds" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any Guarantors of or obligor on any of the Collateral.

              5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and will inform the Obligor thereof. The Collateral Agent shall have no obligation or responsibility for the filing, refiling, rerecording or monitoring the status of any financing or continuation statements or any other similar documentation relating to the perfection of the Security Interest granted in the Collateral.

              5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as the Collateral Agent may reasonably request to perfect the security interests granted by Section 3 of this Agreement, (ii) deliver to the Collateral Agent all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank, (iii) deliver to the Collateral Agent all Intercompany Notes held by it, accompanied by undated bond power duly executed in blank and (iv) deliver to the Collateral Agent a copy of all UCC-1 financing statements filed pursuant to clause (i), naming such Obligor as debtor and duly signed by such Obligor.

              5.12 Termination.

              (a) When all Secured Obligations shall have been paid in full and the Commitments of the Working Capital Banks under the Working Capital Agreement shall have expired or been terminated, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received

                        NRG Northeast Security Agreement
in respect thereof, to or on the order of the respective Obligor. The Collateral Agent shall also execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

              (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Indenture and the Working Capital Agreement, then the Collateral Agent, at the request and reasonable and sole expense of such Obligor, shall execute and deliver to such Obligor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and reasonable and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture and the Working Capital Agreement; provided, that the Company shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by an executive officer of the Company stating that such transaction is in compliance with the Indenture and the Working Facility.

              5.13 Further Assurances. Each Obligor agrees that, from time to time upon the written request of the Collateral Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to fully effect the purposes of this Agreement.

              SECTION 6. MISCELLANEOUS

              6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at:

      Collateral Agent:                  The Chase Manhattan Bank
                                         Capital Markets Fiduciary Services
                                          As Collateral Agent
                                         450 W. 33rd Street, 15th Floor
                                         New York, New York 10001

                                         ATTENTION: Annette M. Marsula,
                                          International and Project Finance
                                          Group

                                         Telecopier No.: (212) 946-8177
                                         Telephone No.: (212) 946-7557

                        NRG Northeast Security Agreement

      Issuer:                            NRG Northeast Generating LLC
                                         1221 Nicollet Mall, Suite 700
                                         Minneapolis, MN 55403

                                         Attention:  Investor Relations

                                         Telecopier No.: (612) 373-5430

      With Copies to:                    NRG Energy, Inc.
                                         1221 Nicollet Mall, Suite 700
                                         Minneapolis, MN  55403-2445
                                         Attention:  General Counsel
                                         Telecopier No.: (612) 373-5392

              6.02 No Waiver. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Collateral Agent and with the consent of the Working Capital Banks as specified in the last paragraph of Article IX in the Working Capital Agreement. Any such amendment or waiver shall be binding upon the Collateral Agent and each Secured Party, each holder of any of the Secured Obligations and each Obligor.

              6.04 Expenses. The Obligors jointly and severally agree to reimburse each of the Secured Parties and the Collateral Agent for all reasonable costs and expenses of the Secured Parties and the Collateral Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance,
(y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the

                        NRG Northeast Security Agreement
collateral security provided pursuant to Section 3. The Obligors' obligations under this Section 6.04 shall survive the termination or the earlier resignation or removal of the Collateral Agent.

              6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Collateral Agent, the Secured Parties and each holder of any of the Secured Obligations (provided, however, that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

              6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to choice of law principles thereof to the extent the application of such principles would cause the application of the laws of any other jurisdiction).

              6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              6.09 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith but such employment will not relieve the Collateral Agent from its duties and obligations hereunder.

              6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

              6.11 Additional Obligors. As contemplated in Section 6.10 of the Indenture and Section 6.10 of the Working Capital Agreement, any new Subsidiaries of the Obligors formed or acquired by the Obligors after the date hereof may become a "Guarantor" under the Indenture and the Working Capital Agreement and an "Obligor" under this Agreement, by executing and delivering to the Collateral Agent a Designation Letter in the form of Exhibit A to the Collateral Agency and Intercreditor Agreement. Accordingly, upon the execution and delivery of any such Designation Letter by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become an "Obligor" for all purposes of this Agreement, and the Annex hereto shall be supplemented in the manner specified in such Designation Letter.

              6.12 Merger. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation

                        NRG Northeast Security Agreement
succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

              6.13 Cumulative Rights, No Waiver. The rights, powers and remedies of the Collateral Agent under this Security Agreement are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Company and the Collateral Agent relating hereto, at law, in equity or otherwise. Neither any delay nor any omission by the Collateral Agent to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

              6.14 Collateral Agency and Intercreditor Agreement Protections. In acting hereunder, the Collateral Agent shall be entitled to receive the rights, protections, indemnities and immunities which it is afforded pursuant to the Collateral Agency and Intercreditor Agreement.

                        NRG Northeast Security Agreement

              IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                       NRG NORTHEAST GENERATING LLC,

                                       By: /s/ Craig Mataczynski
                                          ----------------------------------
                                       Name:  Craig Matacynski
                                       Title:  President

                                       GUARANTORS

                                       ARTHUR KILL POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       ASTORIA GAS TURBINE POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       CONNECTICUT JET POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       DEVON POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                        NRG Northeast Security Agreement

                                       DUNKIRK POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       HUNTLEY POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       MIDDLETOWN POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       MONTVILLE POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       NORWALK POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       OSWEGO HARBOR POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                        NRG Northeast Security Agreement

                                       SOMERSET POWER LLC

                                       By: /s/ Brian B. Bird
                                          ----------------------------------
                                       Name:  Brian B. Bird
                                       Title:  Treasurer

                                       THE CHASE MANHATTAN BANK,
                                         as Collateral Agent

                                       By: /s/ Annette M. Marsula
                                          ----------------------------------
                                       Name:  Annette M. Marsula
                                       Title:  Vice President

                        NRG Northeast Security Agreement

                                                   Annex 1 to Security Agreement

                                     ANNEX 1

                          PLEDGED MEMBERSHIP INTERESTS

      GUARANTORS                CERTIFICATE NOS.           REGISTERED OWNER                         NUMBER OF UNITS
---------------------          ------------------      ----------------------------         ---------------------------------
Arthur Kill Power LLC                  001             NRG Northeast Generating LLC         990 units of membership interests

                                       004             NRG Northeast Generating LLC         10 units of membership interests

Astoria Gas Turbine Power LLC          001             NRG Northeast Generating LLC         990 units of membership interests

                                       004             NRG Northeast Generating LLC         10 units of membership interests

Connecticut Jet Power LLC              001             NRG Northeast Generating LLC         1000 unit of membership interest

Devon Power LLC                        001             NRG Northeast Generating LLC         1000 unit of membership interest

Dunkirk Power LLC                      001             NRG Northeast Generating LLC         990 units of membership interests

                                       004             NRG Northeast Generating LLC         10 units of membership interests

Huntley Power LLC                      001             NRG Northeast Generating LLC         990 units of membership interests

                                       004             NRG Northeast Generating LLC         10 units of membership interests

Middletown Power LLC                   001             NRG Northeast Generating LLC         1000 units of membership interest

Montville Power LLC                    001             NRG Northeast Generating LLC         1000 units of membership interest

Norwalk Power LLC                      001             NRG Northeast Generating LLC         1000 units of membership interest

      GUARANTORS                CERTIFICATE NOS.           REGISTERED OWNER                         NUMBER OF UNITS
---------------------          ------------------      ----------------------------         ---------------------------------
Oswego Harbor Power LLC                001             NRG Northeast Generating LLC         990 units of membership interests

                                       004             NRG Northeast Generating LLC         10 units of membership interests

Somerset Power LLC                     001             NRG Northeast Generating LLC         990 units of membership interests

                                       004             NRG Northeast Generating LLC         10 units of membership interests

                        NRG Northeast Security Agreement